Exhibit 10.12

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT dated as of November 1, 2005 (the “Fourth Amendment”), is by and among HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (“Highwoods Realty”), HIGHWOODS PROPERTIES, INC., a Maryland corporation (“Highwoods Properties”), HIGHWOODS FINANCE, LLC, a Delaware limited liability company (“Highwoods Finance”), HIGHWOODS SERVICES, INC., a North Carolina corporation (“Highwoods Services”), and HIGHWOODS/TENNESSEE HOLDINGS, L.P., a Tennessee limited partnership (“Highwoods Tennessee”) (Highwoods Realty, Highwoods Properties, Highwoods Finance, Highwoods Services, and Highwoods Tennessee are hereinafter referred to individually as a “Borrower” and collectively as the “Borrowers”), the subsidiaries of the Borrowers identified on the signature pages to the Credit Agreement referenced below or joined as parties thereto pursuant to Section 7.12 thereof, except to the extent such subsidiaries constitute Non-Guarantor Subsidiaries in accordance with the terms of the Credit Agreement, as amended hereby (such Subsidiaries party hereto are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”), the Lenders (as defined in the Credit Agreement), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), Sole Lead Arranger (in such capacity, the “Sole Lead Arranger”) and Sole Book Runner (in such capacity, the “Sole Book Runner”), FLEET NATIONAL BANK, as Syndication Agent (in such capacity, the “Syndication Agent”) and BRANCH BANKING AND TRUST COMPANY and WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents (in such capacity, the “Documentation Agent”), and is an amendment to that certain Credit Agreement dated as of November 20, 2003 by and among the Borrowers, Guarantors, Lenders, Administrative Agent, Sole Lead Arranger, Sole Book Runner, Syndication Agent and Documentation Agent, as amended by that certain First Amendment to Credit Agreement dated as of March 29, 2004, that certain Second Amendment to Credit Agreement dated as of June 10, 2004, and that certain Third Amendment to Credit Agreement dated as of June 30, 2004 (as the same may have been otherwise or further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”).

WITNESSETH

WHEREAS, each of the Borrowers and the Guarantors have requested and the Lenders and Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1. Extension of Maturity Date.

(a)	The definition Maturity Date contained in Section 1.1 which did read:

“ ‘Maturity Date’ means the date which is two (2) years from the Closing Date, as such date may be extended pursuant to Section 2.5.”

is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

“ ‘Maturity Date’ means July 17, 2006.”

(b) The text of Section 2.5 of the Credit Agreement entitled “Extension of Maturity Date” is hereby deleted in its entirety. No further rights to extend the Maturity Date are available to Borrowers.

2. Applicable Percentage.

Effective as of November 21, 2005, the definition of “Applicable Percentage” contained in Section 1.1 is hereby deleted in its entirety and the following is inserted in lieu thereof:

“‘Applicable Percentage’ means, for any day subject to adjustment as provided in the paragraph immediately following the Pricing Level V Sub-Chart in this definition, the rate per annum set forth below opposite the applicable Unsecured Long Term Debt Rating then in effect, it being understood that the Applicable Percentage shall be the percentage set forth under the column ‘Applicable Percentage for determining Adjusted Base Rate’; provided, however, that the Applicable Percentage for LIBOR Increments shall be the percentage set forth under column ‘Applicable Percentage for LIBOR Increments.’

Pricing Level	S&P Rating	Moody’s Rating	Third Debt Rating	Applicable Percentage for LIBOR Increments	Applicable Percentage for determining Adjusted Base Rate
I	A- or higher	A3 or higher	A-/A3 equivalent or higher	0.65%	0.00%
II	BBB+	Baa1	BBB+/Baa1 equivalent	0.70%	0.00%
III	BBB	Baa2	BBB/Baa2 equivalent	0.85%	0.00%
IV	BBB-	Baa3	BBB-/Baa3 equivalent	1.00%	0.10%
V	BB+ or lower	Ba1 or lower	BB+/Ba1 equivalent	See Pricing Level V Sub-Chart Below	See Pricing Level V Sub-Chart Below

Pricing Level V Sub-Chart (for determination of the Applicable Percentage(s) when the applicable Unsecured Long Term Debt Rating dictates use of Pricing Level V in the chart set forth above):

Pricing Level	TL/TA Ratio (as calculated pursuant to the most- recently delivered officer’s certificate pursuant to Section 7.1(c) hereof)	Applicable Percentage for LIBOR Increments	Applicable Percentage for determining Adjusted Base Rate
V-A	> 0.50	1.80%	0.30%
V-B	> 0.45 to < 0.50	1.65%	0.25%
V-C	> 0.35 to < 0.45	1.50%	0.20%
V-D	< 0.35	1.35%	0.15%

The Applicable Percentage shall be adjusted effective on the next Business Day following any change in the Unsecured Long Term Debt Rating; provided, however, that to the extent the Unsecured Long Term Debt Rating causes the Applicable Percentage to be calculated pursuant to the Pricing Level V Sub-Chart, the Applicable Percentage shall be calculated, adjusted and set quarterly, effective on the next Business Day following the date Agent receives each officer’s certificate pursuant to Section 7.1(c) hereof (or the date Agent should have received such officer’s certificate if the same is not delivered within the time period specified in Section 7.1(c)) using the information provided in such officer’s certificate. The Principal Borrower shall notify the Administrative Agent in writing promptly after becoming aware of any change in the Unsecured Long Term Debt Rating.

Notwithstanding anything to the contrary contained in the foregoing, to the extent the Principal Borrower fails to deliver any officer’s certificate as of the date required pursuant to Section 7.1(c) hereof and has a credit rating of BB+/Bal, an equivalent rating or lower, the Applicable Percentage as of the date immediately following such required date of delivery and until the delivery of such officer’s certificate shall be the rate specified in line V-A of the Pricing Level V Sub-Chart.”

3. Adjusted LIBO Rate Calculation.

(a) The definition of “LIBO Rate” contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the clause “rounded upward, if necessary, to the nearest one-sixteenth of one percent (0.625%)” therefrom, and by inserting the clause “rounded upward, if necessary, to the nearest one one-hundredth of one percent (0.01%)” in lieu thereof.

(b) The definition of “Adjusted LIBO Rate” contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the clause “,rounded upward to the nearest one hundredth of one percent (0.01%)” therefrom.

4. USA Patriot Act; Electronic Document Deliveries. The following paragraphs are hereby inserted immediately after Section 11.16 of the Credit Agreement:

“11.17 USA PATRIOT ACT NOTICE. COMPLIANCE. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Administrative Agent (for itself and/or as agent for all Lenders hereunder) may from time-to-time request, and Borrowers shall provide to Administrative Agent, Borrowers’ and Guarantors’ names, addresses, tax identification numbers and/or such other identification information as shall be necessary for Administrative Agent and each Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

11.18 ELECTRONIC DOCUMENT DELIVERIES. Documents required to be delivered pursuant to the Credit Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by the Administrative Agent or the Borrowers) provided that the Lender has not notified the Administrative Agent or Borrowers that it cannot or does not want to receive electronic communications. The Administrative Agent or the Borrowers may, in its or their discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Administrative Agent or Borrowers posts such documents or the documents become available on a commercial website and the Administrative Agent or Borrowers notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, in every instance the Borrowers shall be required to provide paper copies of the certificate required by Section 7.1(c) to the Administrative Agent and shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. Except for the certificates required by Section 7.1(c) the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.”

5. Conditions Precedent. The effectiveness of this Fourth Amendment is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(a) a counterpart of this Fourth Amendment duly executed by each of: the Borrowers, Guarantors and all Lenders;

(b) payment by Borrowers of (i) any fees required by the Administrative Agent or Sole Lead Arranger in connection with this Fourth Amendment, (ii) a fee to each Lender executing and delivering its signature page to this Fourth Amendment to the Administrative Agent on or before the date required in the transmittal letter associated herewith, such fee for a particular Lender to be in an amount equal to 0.075% times the maximum amount of such Lender’s Revolving Commitment, (iii) all other outstanding fees and expenses of the Administrative Agent and the Administrative Agent’s counsel in connection with the Credit Agreement, including those incurred in connection with the preparation of this Fourth Amendment, (iv) all other fees and expenses relating to the preparation, execution and delivery of this Fourth Amendment or otherwise related to the Credit Agreement or the Credit Documents which are due and payable as of the date hereof, including, without limitation, payment to the Administrative Agent of attorneys’ fees, consultants’ fees, travel expenses, all fees and expenses associated with prior transactions entered into or contemplated by and between Borrowers and the Administrative Agent and (v) all other fees and expenses due and then-owing from the Borrowers to the Administrative Agent and Lenders pursuant to the terms hereof, the terms of the Credit Agreement and the terms of the other Credit Documents; and

(c) such other documents, instruments and agreements as the Administrative Agent may reasonably request.

6. Representations. Each of the Borrowers and each of the Guarantors collectively represent and warrant to the Administrative Agent and the Lenders that:

(a) Authorization. Each of the Borrowers and each of the Guarantors, respectively, has the right and power and has obtained all authorizations necessary to execute and deliver this Fourth Amendment and to perform its respective obligations hereunder and under the Credit Agreement, as amended by this Fourth Amendment, in accordance with their respective terms. This Fourth Amendment has been duly executed and delivered by a duly authorized officer of each of the Borrowers and each Guarantor, respectively, and each of this Fourth Amendment and the Credit Agreement, as amended by this Fourth Amendment, is a legal, valid and binding obligation of each of the Borrowers and each Guarantor (each as applicable), enforceable against each of the Borrowers and each Guarantor (each as applicable) in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and by equitable principles generally.

(b) Compliance with Laws, etc. The execution and delivery by each of the Borrowers and each of the Guarantors of this Fourth Amendment and the performance by each of the Borrowers and/or the Guarantors of this Fourth Amendment and the Credit Agreement, as amended by this Fourth Amendment, in accordance with their respective terms, does not and will not, by the passage of time, the giving of notice or otherwise: (i) require any approval (other than those already obtained) by any Governmental Authority or violate any law (including any Environmental Law) which is applicable to a Borrower, any Guarantors, any Consolidated Party, the Credit Documents or the transactions contemplated herein or therein; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Borrower, any of the Guarantors or any other Consolidated Party, or any indenture, agreement/or other instrument to which any Borrower, any of the Guarantors or any other Consolidated Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Borrower, any Guarantor or any other Consolidated Party other than in favor of the Administrative Agent for the benefit of the Lenders; and

(c) No Default. No Default or Event of Default has occurred and is continuing as of the date hereof and, in any case, no Default or Event of Default will exist immediately after giving effect to this Fourth Amendment.

7. Reaffirmation of Representations. Each of the Borrowers and each of the Guarantors hereby repeat and reaffirm all representations and warranties made by such party to the Administrative Agent and the Lenders in the Credit Agreement and the other Credit Documents to which it is a party on and as of the date hereof (other than any representation or warranty expressly relating to an earlier date) with the same force and effect as if such representations and warranties were set forth in this Fourth Amendment in full.

8. Reaffirmation of Guaranty. Each of the Guarantors hereby reaffirms its continuing obligations to the Administrative Agent and the Lenders under the Credit Agreement and agrees that the transactions contemplated by this Fourth Amendment shall not in any way affect the validity and enforceability of their respective guaranty obligations thereunder or reduce, impair or discharge the obligations of such Guarantors thereunder.

9. Severability. If any provision of any of this Fourth Amendment or of the Credit Agreement, as amended hereby, is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

10. Certain References. Each reference to the Credit Agreement in any of the Credit Documents shall be deemed to be a reference to the Credit Agreement as amended by this Fourth Amendment and this Fourth Amendment shall be deemed a Credit Document for purposes of the application of provisions of the Credit Agreement generally applicable thereto (including, without limitation, any arbitration provisions or waiver provisions).

11. Expenses. The Borrowers shall reimburse the Administrative Agent upon demand for all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Fourth Amendment and the other agreements and documents executed and delivered in connection herewith.

12. Benefits. This Fourth Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

13. Default. The failure of any of the Borrowers or any of the Guarantors to perform any of their respective obligations under this Fourth Amendment or the material falsity of any representation or warranty made herein shall, at the option of the Administrative Agent and/or Lenders (as determined in accordance with the Credit Agreement) after expiration of any applicable cure period, constitute an Event of Default under the Credit Documents.

14. No Novation. The parties hereto intend this Fourth Amendment to evidence the amendments to the terms of the existing indebtedness of the Borrowers and Guarantors to the Lenders as specifically set forth herein and do not intend for such amendments to constitute a novation in any manner whatsoever.

15. Governing Law. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

16. No Implied Agreements. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Credit Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

17. Counterparts. This Fourth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Fourth Amendment to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Fourth Amendment shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered. Each counterpart hereof shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

18. Binding Effect. This Fourth Amendment shall become effective as of the date hereof at such time when all of the conditions set forth in Section 3 hereof have been satisfied or waived by the Lenders and it shall have been executed by the Borrowers, the Guarantors and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of all Lenders, and thereafter this Fourth Amendment shall be binding upon and inure to the benefit of the Borrowers, the Guarantors, the Administrative Agent and each Lender and their respective successors and assigns.

19. Release. Each Credit Party hereby represents and warrants that it has no claims, counterclaims, offsets, or defenses to the Credit Agreement or any of the Credit Documents, or to the performance of their respective obligations thereunder and, in consideration of the Lenders’ and Administrative Agent’s willingness to grant the amendment referenced herein, hereby releases the Administrative Agent, the Lenders, the Sole Lead Arranger, the Sole Book Runner, the Syndication Agent and the Documentation Agent and each of their respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

20. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement. The interpretive provisions set forth in Sections 1.2 and 1.3 of the Credit Agreement shall apply to this Fourth Amendment as though set forth herein.

[Signature Pages to Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Fourth Amendment to be duly executed and delivered as of the date written above.

BORROWERS:	HIGHWOODS REALTY LIMITED
PARTNERSHIP
By: Highwoods Properties, Inc.
HIGHWOODS PROPERTIES, INC.
HIGHWOODS SERVICES, INC.
HIGHWOODS FINANCE, LLC
By: Highwoods Properties, Inc.
HIGHWOODS/TENNESSEE HOLDINGS, L.P.
By: Highwoods/Tennessee Properties, Inc.

	By:	/s/ Edward J. Fritsch
	Name:	Edward J. Fritsch
	Title:	President

(Signatures continued on next page)

GUARANTORS:

HIGHWOODS/FLORIDA GP CORP.
HIGHWOODS/TENNESSEE PROPERTIES, INC.
HIGHWOODS/FLORIDA HOLDINGS, L.P.
By: Highwoods/Florida GP Corp.
PINELLAS NORTHSIDE PARTNERS, LTD.
By: Highwoods/Florida Holdings, L.P.
By: Highwoods/Florida GP Corp.
RED RUN ASSOCIATES LLC
By: Highwoods Realty Limited Partnership
By: Highwoods Properties, Inc.
WINSTON-SALEM INDUSTRIAL, LLC By: Highwoods Realty Limited Partnership By: Highwoods Properties, Inc.
TAMPA TECH PRESERVE, LLC By: 581 Highwoods, L.P By: Highwoods/Florida Holdings, L.P. By: Highwoods/Florida GP Corp.
MARLEY CONTINENTAL HOMES OF KANSAS, L.L.C. By: Highwoods Properties, Inc.
SOUTH PARK LAND, LLC By: Challenger, Inc.
SOUTHWIND LAND HOLDINGS, LLC By: AP Southeast Portfolio Partners, L.P. By: Highwoods Realty GP Corp.
AP SOUTHEAST PORTFOLIO PARTNERS, L.P. By: Highwoods Realty GP Corp.
HIGHWOODS REALTY GP CORP.
PINELLAS BAY VISTA PARTNERS, LTD. By: Highwoods/Florida Holdings, L.P. By: Highwoods/Florida GP Corp.
RC SITUS, LLC By: Highwoods Realty Limited Parnership By: Highwoods Properties, Inc.
4300 SIX FORKS ROAD, LLC By: Highwoods Services, Inc.
HIGHWOODS WESTON LAKESIDE, LLC By: Highwoods Realty Limited Partnership By: Highwoods Properties, Inc.
DOMINION PLACE, LLC By: Highwoods Realty Limited Partnership By: Highwoods Properties, Inc.

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DOWNTOWN CLEARWATER TOWER, LTD. By: Highwoods/Florida Holdings, L.P. By: Highwoods/Florida GP Corp.
SISBROS, LTD. By: Highwoods/Florida Holdings, L.P. By: Highwoods/Florida GP Corp.
SHOCKOE PLAZA INVESTORS, L.C. By: Highwoods Realty Limited Partnership By: Highwoods Properties, Inc.
RC ONE LLC By: Highwoods Services, Inc.
HPI TITLE AGENCY, LLC By: Highwoods Realty Limited Partnership By: Highwoods Properties, Inc.
ALAMEDA TOWERS DEVELOPMENT COMPANY
CHALLENGER, INC.
GUARDIAN MANAGEMENT, INC.
HIGHWOODS/CYPRESS COMMONS LLC By: AP Southeast Portfolio Partners, L.P. By: Highwoods Realty GP Corp.
HIGHWOODS/INTERLACHEN HOLDINGS, L.P. By: Highwoods/Florida Holdings, L.P. By: Highwoods/Florida GP Corp.
4600 COX ROAD LLC By: Highwoods/Florida Holdings, L.P. By: Highwoods/Florida GP Corp.
PLAZA GIFT CORP.
HIGHWOODS CONSTRUCTION SERVICES, LLC By: Highwoods Services, Inc.

(Signatures continued on next page)

HIGHWOODS DLF, LLC By: Highwoods Realty Limited Partnership By: Highwoods Properties, Inc.
HIGHWOODS DLF II, LLC By: Highwoods Realty Limited Partnership By: Highwoods Properties, Inc.
PAPEC RICHMOND II, LLC By: Highwoods Services, Inc.
PAPEC WESTON I, LLC By: Highwoods Realty Limited Partnership By: Highwoods Properties, Inc.
PAPEC WESTON III, LLC By: Highwoods Realty Limited Partnership By: Highwoods Properties, Inc.
HARBORVIEW PLAZA, LLC By: Highwoods/Florida Holdings, L.P. By: Highwoods/Florida GP Corp.
SPI BROOKFIELD II, LLC By: Highwoods Realty Limited Partnership By: Highwoods Properties, Inc.
SPI BUSINESS HOLDINGS, LLC By: Highwoods Realty Limited Partnership By: Highwoods Properties, Inc.
SPI CENTURY PLAZA III, LLC By: Highwoods Realty Limited Partnership By: Highwoods Properties, Inc.
SPI JEFFERSON VILLAGE, LLC By: Highwoods Realty Limited Partnership By: Highwoods Properties, Inc.
SPI TRADEPORT OFFICE III, LLC By: Highwoods Realty Limited Partnership By: Highwoods Properties, Inc.
SPI RALEIGH CORPORATE CENTER, LLC By: Highwoods Realty Limited Partnership By: Highwoods Properties, Inc.

(Signatures continued on next page)

HIGHWOODS COLONNADE, LLC By: Highwoods Realty Limited Partnership By: Highwoods Properties, Inc.
SPI TRADEPORT PLACE V, LLC By: Highwoods Realty Limited Partnership By: Highwoods Properties, Inc.
HIWTP, LLC By: Highwoods Services, Inc.
MG-HIW PEACHTREE CORNERS III, LLC By: Highwoods Realty Limited Partnership By: Highwoods Properties, Inc.
GROVE PARK SQUARE, LLC By: Highwoods Services, Inc.
HIGHWOODS WELLNESS CENTER, LLC By: Highwoods Services, Inc.
HIGHWOODS 3322, LLC By: Highwoods/Tennessee Holdings, L.P. By: Highwoods/Tennessee Properties, Inc.
NICHOLS PLAZA WEST, INC.
OZARK MOUNTAIN VILLAGE, INC.
4551 COX ROAD LLC By: Highwoods Realty Limited Partnership By: Highwoods Properties, Inc.
MG-HIW METROWEST I, LLC By: Highwoods Realty Limited Partnership By: Highwoods Properties, Inc.
MG-HIW METROWEST II, LLC By: Highwoods Realty Limited Partnership By: Highwoods Properties, Inc.
HIGHWOODS SITUS II, LLC By: Highwoods Realty Limited Partnership By: Highwoods Properties, Inc.
BAY CENTER I, LLC By: Highwoods Realty Limited Partnership By: Highwoods Properties, Inc.
HIGHWOODS KC GLENRIDGE LAND, LLC By: Highwoods Realty Limited Partnership By: Highwoods Properties, Inc.
581 HIGHWOODS, LP By: Highwoods/Florida Holdings, L.P By: Highwoods/Florida GP Corp.

By:	/s/ Edward J. Fritsch
Name:	Edward J. Fritsch
Title:	President

[signature pages continued]

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender and as Sole Lead
Arranger, Sole Book Runner and Administrative Agent

By:	/s/ Authorized Signatory
Name:
Title:

Commitment Amount:

$50,000,000.00

Lending Office and Address for Notices:

2859 Paces Ferry Road, Suite 1805
Atlanta, Georgia 30339
Attn: Loan Administration
Telecopier: (770) 435-2262
Telephone: (770) 435-3800

[signature pages continued]

BRANCH BANKING AND TRUST COMPANY, as a Lender and as a Documentation Agent

By:	/s/ Authorized Signatory
Name:
Title:

Commitment Amount:

$15,000,000.00

Lending Office and Address for Notices:

434 Fayetteville Street Mall
Raleigh, North Carolina 27601
Attn: Ann Marie Proper
Telecopier: (919) 716-9356
Telephone: (919) 716-9134

[signature pages continued]

BANK OF AMERICA, N.A., successor by merger to Fleet National Bank, as a Lender and as Syndication Agent

By:	/s/ Authorized Signatory
Name:
Title:

Commitment Amount:

$20,000,000.00

Lending Office and Address for Notices:

100 Federal Street
Boston, Massachusetts 02110
Attn: Maria Holman
Telecopier: (617) 434-1337
Telephone: (617) 434-9447

[signature pages continued]

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender and as a Documentation Agent

By:	/s/ Authorized Signatory
Name:
Title:

Commitment Amount:

$15,000,000.00

Lending Office and Address for Notices:

201 S. College Street
8th Floor
Charlotte, North Carolina 28288-5708
Attn: Angela Abessinio
Telecopier: (704) 383-7989
Telephone: (704) 383-9334

[end of signature pages]